UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2012

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2012, Lam Research Corporation (“Lam Research”), held a special meeting of Lam Research stockholders (the “Special Meeting”) in connection with the previously announced merger of Novellus Systems, Inc. (“Novellus”) with BLMS Inc. (“Merger Sub”), a wholly-owned subsidiary of Lam Research, pursuant to the Agreement and Plan of Merger, dated as of December 14, 2011, by and among Lam Research, Merger Sub, and Novellus (the “Merger Agreement”).

At the Special Meeting, Lam Research stockholders present in person or by proxy approved the issuance of shares of Lam Research common stock to Novellus shareholders pursuant to the merger contemplated by the Merger Agreement, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
94,115,000	103,772	14,981	n/a

At the Special Meeting, Lam Research stockholders present in person or by proxy also approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes to approve the preceding proposal, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
89,233,029	4,775,928	244,796	n/a

Item 8.01 Other Events.

On May 11, 2012, Lam Research issued a press release announcing the results of the Lam Research special meeting relating to the proposed merger and announcing receipt of approval of the proposed merger by the Novellus shareholders. The foregoing description is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated May 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2012

LAM RESEARCH CORPORATION

By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 11, 2012

5